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                                                                 Exhibit 4.10.6


                       13-3/4% Senior Subordinated Notes

                                    due 2001


                             ______________________

                          FIFTH SUPPLEMENTAL INDENTURE

                           Dated as of June 14, 1995

                                       to

                                   INDENTURE

                           Dated as of June 15, 1991
                             ______________________

                            RALPHS GROCERY COMPANY,
            as successor by merger to Food 4 Less Supermarkets, Inc.

                                      and

                             SUBSIDIARY GUARANTORS

                                      and

                    UNITED STATES TRUST COMPANY OF NEW YORK

                                    Trustee





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                 This FIFTH SUPPLEMENTAL INDENTURE to the Indenture (as defined below) (the "Fifth Supplemental Indenture") is dated as of June 14, 1995, and is made by and among Ralphs Grocery Company, a Delaware corporation, as successor by merger to Food 4 Less Supermarkets, Inc., a Delaware corporation (the "Company"), the Subsidiary Guarantors, and United States Trust Company of New York (the "Trustee").

                                    RECITALS

                 A. Pursuant to an Indenture dated June 15, 1991, as amended (the "Indenture"), between the Company, the Subsidiary Guarantors and the Trustee, the Company issued $145,000,000 principal amount of its 13-3/4% Senior Subordinated Notes due 2001 (the "Securities").

                 B. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

                 C. Pursuant to a definitive Agreement and Plan of Merger, dated September 14, 1994 and amended on January 12, 1995, February 24, 1995 and April 26, 1995, by and among Food 4 Less, Inc., a Delaware corporation, Food 4 Less Holdings, Inc., a California corporation, Food 4 Less Holdings, a Delaware corporation, the Company, Ralphs Supermarkets, Inc., a Delaware corporation ("RSI"), and the stockholders of RSI, the Company merged with and into RSI, and immediately thereafter Ralphs Grocery Company, a Delaware corporation ("RGC"), which was a wholly-owned subsidiary of RSI, merged with and into RSI and RSI changed its name to Ralphs Grocery Company (together, the "Merger"). The Merger became effective on June 14, 1995.

                 D. The Merger was a transaction subject to the requirements of Section 6.01 of the Indenture. Section 6.02 of the Indenture provides that upon any consolidation or merger, or any transfer of assets in accordance with Section 6.01 thereof, the successor person formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to and be substituted for, and may exercise every right and power of the Company under the Indenture with the same effect as if such successor person had been named as the Company therein. Section 6.02 also provides that when a successor corporation assumes all of the obligations of the Company under the Indenture and under the Securities, and agrees to be bound thereby, the predecessor shall be released from such obligations. The purposes of this Fifth Supplemental Indenture are to (i) allow Ralphs Grocery Company, as the successor person to the Company in the Merger, to assume the obligations of the Company under the Indenture, (ii) release the Company from such obligations, and (iii) restate the definition of "New Credit Facility" set forth in the Indenture.





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                 E.       Following the Merger, the obligations under the
Indenture assumed by Ralphs Grocery Company hereby will rank pari passu in right of payment with the obligations to be assumed by Ralphs Grocery Company under the indentures governing the 9% Senior Subordinated Notes due 2003 of RGC, the 10.25% Senior Subordinated Notes due 2002 of RGC, the 11% Senior Subordinated Notes due 2005 of Food 4 Less, and the 13.75% Senior Subordinated Notes due 2005 of Food 4 Less.

                 F. Section 10.01 of the Indenture provides that the Company and each Subsidiary Guarantor, when authorized by a Board Resolution, and the Trustee, together, without notice to or consent of any Holder, may amend or supplement the Securities and the Indenture, as set forth below.

                 G. The Company and each of the Subsidiary Guarantors, having been duly authorized by a Board Resolution, and the Trustee, having received an Opinion of Counsel pursuant to Section 10.01 of the Indenture stating that the amendment or supplement to the Indenture contained in the Fifth Supplemental Indenture complies with the provisions of Section 10.01 of the Indenture, are authorized to execute and deliver this Fifth Supplemental Indenture.

                 H. All of the conditions and requirements necessary to make this Fifth Supplemental Indenture, when duly executed and delivered, a valid and binding agreement, enforceable in accordance with its terms, have been performed and fulfilled.

                 NOW, THEREFORE, it is agreed as follows:

                 1. Pursuant to Section 6.02 of the Indenture, Ralphs Grocery Company, as the successor person into which the Company has been merged in the Merger in accordance with Section 6.01 of the Indenture, hereby succeeds to and is substituted for, and may exercise every right and power of the Company under the Indenture with the same effect as if Ralphs Grocery Company had been named as the Company therein.

                 2. Pursuant to Section 6.02 of the Indenture, Ralphs Grocery Company hereby assumes all of the obligations of the Company under the Indenture and under the Securities and agrees to be bound thereby.

                 3. Pursuant to Section 6.02 of the Indenture, the Company is released from all of the obligations of it under the Indenture and under the Securities.

                 4. The following definition set forth in Section 1.01 of the Indenture is hereby restated as follows:

                 "New Credit Facility" means the Credit Agreement, dated as of June 14, 1995, by and among Food 4 Less, as borrower, certain of its subsidiaries, New Holdings, as





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guarantor, the Lenders referred to therein and Bankers Trust Company, as administrative agent providing for extensions of credit in an aggregate principal amount of up to $925 million.

                 5. This Fifth Supplemental Indenture shall be effective as of the date hereof.

                 6. This instrument may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute the instrument by signing such counterpart.





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                 IN WITNESS WHEREOF, the parties hereto caused this Fifth
Supplemental Indenture to be signed and acknowledged by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto duly affixed and attested, all as of the day and year first above written.

                                       RALPHS GROCERY COMPANY
[Seal]
Attest:


/s/ Jan Charles Gray                   /s/ Jan Charles Gray
-------------------------------        ------------------------------
                                       By:     Jan Charles Gray
                                       Its:

                                       SUBSIDIARY GUARANTORS

                                       CALA CO.
                                       CALA FOODS, INC.
                                       BELL MARKETS, INC.
                                       FOOD 4 LESS OF SOUTHERN
                                          CALIFORNIA, INC.
                                       ALPHA BETA COMPANY
                                       FOOD 4 LESS OF
                                          CALIFORNIA, INC.
                                       FALLEY'S, INC.
                                       FOOD 4 LESS
                                          MERCHANDISING, INC.
                                       FOOD 4 LESS GM, INC.
                                       BAY AREA WAREHOUSE
                                          STORES, INC.
[Seal]
Attest:


/s/ George G. Golleher                 /s/ Mark A. Resnik
-------------------------------        ------------------------------
                                       By:     Mark A. Resnik
                                       Its:


                                       UNITED STATES TRUST COMPANY
                                              OF NEW YORK
[Seal]
Attest:


/s/ Christine C. Collins               /s/ Christine C. Collins
-------------------------------        ------------------------------
                                       By:     Christine C. Collins
                                       Its:    Assistant Vice President





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